UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2014

Assurant, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-31978

DE	39-1126612
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

One Chase Manhattan Plaza, 41st Floor

New York, New York 10005

(Address of principal executive offices, including zip code)

(212) 859-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously disclosed in a Current Report on Form 8-K filed by Assurant, Inc. (the “Company”) on May 6, 2014, Christopher J. Pagano will succeed Michael J. Peninger as Executive Vice President and Chief Financial Officer of the Company, effective August 15, 2014.

In connection with Mr. Pagano’s appointment, on May 8, 2014, the Compensation Committee of the Company’s Board of Directors (the “Committee”) increased Mr. Pagano’s annual base salary from $565,000 to $615,000, effective May 16, 2014, and increased his target annual incentive opportunity for 2014 from 100% to 120%. In addition, the Committee granted Mr. Pagano a one-time equity award of 3,000 restricted stock units (“RSUs”) under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan (included as Exhibit 10.15 to the Company’s Annual Report on Form 10-K filed on February 23, 2012). The RSUs will vest over a five-year period, with 10% vesting on each of the first four anniversaries of the grant date and the remaining 60% vesting on the fifth anniversary, subject to Mr. Pagano’s continued employment through the applicable vesting dates.

Other than as set forth above, Mr. Pagano will continue to participate in the Company’s compensation and benefits programs in the manner described in the Company’s 2014 proxy statement filed on March 25, 2014.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 8, 2014. At the Annual Meeting, the Company’s stockholders (1) elected each of the nominees listed below to the Company’s Board of Directors to serve until the 2015 Annual Meeting or until their respective successors are elected and qualified, (2) ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2014 and (3) approved, by non-binding advisory vote, the 2013 compensation paid to the Company’s named executive officers.

The following is a summary of the votes cast, as well as the number of abstentions and broker non-votes, as to each proposal, including a separate tabulation with respect to each nominee for director.

Proposal 1: Election of Directors.

Nominees:	Votes For	Votes Against	Abstentions	Broker Non-Votes
Elaine D. Rosen	56,403,849	328,540	185,005	2,423,840
Howard L. Carver	56,249,053	490,371	177,970	2,423,840
Juan N. Cento	56,358,703	352,280	206,411	2,423,840
Elyse Douglas	56,681,691	73,167	162,536	2,423,840
Lawrence V. Jackson	56,491,853	230,332	195,209	2,423,840
David B. Kelso	56,319,219	387,864	210,311	2,423,840
Charles J. Koch	56,342,423	364,173	210,798	2,423,840
Jean-Paul L. Montupet	53,488,727	3,222,279	206,388	2,423,840
Robert B. Pollock	56,715,724	54,088	147,582	2,423,840
Paul J. Reilly	56,601,865	101,497	214,032	2,423,840
Robert W. Stein	56,365,732	327,731	223,931	2,423,840

Proposal 2: Ratification of Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal Year 2014.

Votes For	Votes Against	Abstentions	Broker Non-Votes
58,486,250	671,549	183,435	N/A

Proposal 3: Non-binding Advisory Vote on the 2013 Compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
52,182,381	4,482,139	252,874	2,423,840

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Assurant, Inc.

By:	/s/ Stephen W. Gauster
Stephen W. Gauster Senior Vice President, Chief Corporate Counsel and Assistant Secretary

Date: May 12, 2014